Filed pursuant to Rule 433

Registration No. 333-33814

March 23, 2006

Final Bloomberg Term Sheet

Issuer:                Marshall & Ilsley Corporation

Ratings:               A1/A/A+ (s/s/s)               **Senior Hold-Co**

Principal Amount:      250mm

Coupon:                5.35%

Maturity:              04/01/11

Treasury Benchmark:    UST 4 1/2 2/11

US Treasury Price:     98-31 3/4

US Treasury Yield:     4.731%

Spread:                T+62.5

Yield:                 5.356%

Price:                 99.973

Pay:                   1st of Apr/Oct

First Pay:             10/2/06

Minimum Denomination:  1m x 1m

Settlement Date:       03/28/06

Sole Books:            Wachovia

Issuance Format:       SEC Registered

Hedge Ratio:           100%

Cusip:                 TBD

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the prospectus and other documents the issuer has filed with the SEC, and (iii) you may obtain these documents from your sales rep by calling 1-800-326-5897 or by visiting www.sec.gov. If this communication relates to an offering of securities exempt from registration in the US, you should contact your sales rep for the complete disclosure package.